Exhibit 10.1

Dated 30th day of June, 2018

_______________________________________

Sale and Purchase of Shares

and Receivables Agreement

________________________________________

Sale and Purchase of Shares and Receivables Agreement

Table of Contents

1.	Sale and Purchase of Shares and Receivables	5
2.	Sale Price and Method of Payment	5
3.	Representations and Warranties	6
4.	Completion	6
5.	Governing Law	7
6.	Arbitration	7
7.	Confidentiality	7
8.	Amendments	7
9.	Further Assurance	8
10.	Non-Waiver	8
11.	Notices	9
12.	Expenses	9
13.	Miscellaneous	10

Sale and Purchase of Shares and Receivables Agreement

THIS SALE AND PURCHASE OF SHARES AND RECEIVABLES AGREEMENT (the “Agreement”) is made as of the 30th day of June, 2018 by and between:

A.	Indonesia Energy Corporation Limited, a limited liability company under the laws of the Cayman Islands, whose registered office is at the offices of Portcullis (Cayman) Ltd, The Grand Pavilion Commercial Centre, Oleander Way, 802 West Bay Road, P.O. Box 32052, Grand Cayman KY1-1208, Cayman Islands (including its permitted successors and assigns, hereinafter referred as the “Purchaser”);

B.	Maderic Holding Limited, a limited liability company incorporated under the laws of Hong Kong, whose registered office is at Room B, 17/F, Lockhart Centre, 301-307 Lockhart Road, Wanchai, Hong Kong (including its permitted successors and assigns, hereinafter referred as the “First Seller”);

C.	HFO Investment Group Limited, a limited liability company duly established under the laws of British Virgin Islands, having its registered office at Sea Meadow House, Blackburne Highway (P.O. Box 116), Road Town, Tortola, British Virgin Islands (including its permitted successors and assigns, hereinafter referred to as the “Second Seller”);

D.	Opera Cove International Limited, a limited liability company under the laws of the British Virgin Islands, whose registered office is at Offshore Incorporations Centre (P.O. Box 957), Road Town, Tortola, British Virgin Islands (including its permitted successors and assigns, hereinafter referred to as the “Third Seller”); AND

E.	WJ Energy Group Limited, a limited liability company duly established under the laws of Hong Kong, having its registered office at Room B, 17/F, Lockhart Centre, 301-307 Lockhart Road, Wanchai, Hong Kong (including its permitted successors and assigns, hereinafter referred to as the “Company”);

The First Seller, Second Seller and Third Seller are collectively referred to as the “Sellers” and each of them as a “Seller”; The Sellers, the Purchaser and the Company are collectively referred to as the “Parties” and each one of them as a “Party”.

Recitals

WHEREAS, the First Seller is the registered owner of 7,000 (seven thousand) Shares (the “Shares”) in the Company, representing 70% (seventy percent) of the outstanding shares issued and paid-up share capital of the Company;

WHEREAS, the Company owes to First Seller an outstanding debt in the amount of USD 20,757,730.54 (twenty million seven hundred fifty-seven thousand seven hundred thirty and fifty-found cents United States dollars) (the “First Seller’s Receivables”) as shown in the transactions listed in Schedule 1;

WHEREAS, the Second Seller is the registered owner of 1,500 (one thousand five hundred) Shares (the “Shares”) in the Company, representing 15% (fifteen percent) of the outstanding shares issued and paid-up share capital of the Company;

Sale and Purchase of Shares and Receivables Agreement

WHEREAS, the Company owes to Second Seller an outstanding debt in the amount of USD 3,152,577.68 (three million one hundred fifty-two thousand five hundred seventy-seven and sixty-eight cents United States dollars) (the “Second Seller’s Receivables”) as shown in the transactions listed in Schedule 1;

WHEREAS, the Third Seller is the registered owner of 1,500 (one thousand five hundred) Shares (the “Shares”) in the Company, representing 15% (fifteen percent) of the outstanding shares issued and paid-up share capital of the Company;

The Sellers agree to transfer a total of 10,000 (ten thousand) shares in the Company, representing 100% (one hundred percent) of the issued and paid-up share capital of the Company, to the Purchaser and the Purchaser agrees to buy 10,000 (ten thousand) shares from the Sellers pursuant to the terms and conditions set forth herein.

First Seller and Second Seller agree to sell, respectively, the First Seller’s Receivables and the Second Seller’s Receivables to the Purchaser and Purchaser agrees to buy the First Seller’s Receivables and the Second Seller’s Receivables.

NOW, THEREFORE, the Parties agree on the following:

Definitions

“Articles of Association” means the deed of establishment of the Company, including its articles of association as amended from time to time.

“Encumbrances” means any mortgage, charge, pledge, lien, option, condition, restriction, easement, right of first refusal, marital property interest, claim, or any other encumbrance or security interest of any kind (or an agreement or commitment to create any of the foregoing);

“First Seller’s Sale Price” means USD 21,500,000 (twenty one million five hundred thousand US Dollars).

“First Seller’s Sale Shares” means the 7,000 (seven thousand) shares in the Company owned and registered in the name of the First Seller.

“Receivables” means the total of the First Seller’s Receivables and the Second Seller’s Receivables.

“Second Seller’s Sale Price” means USD 3,150,000 (three million one hundred fifty thousand US Dollars).

“Second Seller’s Sale Shares” means the 1,500 (one thousand five hundred) shares in the Company owned and registered in the name of the Second Seller.

“Third Seller’s Sale Price” means USD 300 (three hundred US Dollars).

“Third Seller’s Sale Shares” means the 1,500 (one thousand five hundred) shares in the Company owned by the Third Seller.

Sale and Purchase of Shares and Receivables Agreement

“Total Sale Price” means the total of the First Seller’s Sale Price, Second Seller’s Sale Price and Third Seller’s Sale Price.

“Sale Shares” means the total of First Sale Shares, Second Sale Shares and Third Sale Shares.

“Working Day” means a day when banks in Hong Kong are open for business generally, excluding Saturdays, Sundays and public holidays.

1.	Sale and Purchase of Shares and Receivables

1.1.	The First Seller hereby agrees to sell, transfer and deliver to the Purchaser, who hereby agrees to purchase, the legal and beneficial title and all other rights, title and interests in and to the First Seller’s Sale Shares and all rights benefits and entitlements attaching or accruing thereto, free from Encumbrances.

1.2.	The First Seller hereby sells and transfers all rights, title and interests in and to the First Seller Receivables to the Purchaser and the Purchaser hereby agrees to purchase and acquire the First Seller Receivables from the First Seller.

1.3.	The Second Seller hereby agrees to sell, transfer and deliver to the Purchaser, who hereby agrees to purchase, the legal and beneficial title and all other rights, title and interests in and to the Second Seller’s Sale Shares and all rights benefits and entitlements attaching or accruing thereto, free from Encumbrances.

1.4.	The Second Seller hereby sells and transfers all rights, title and interests in and to the Second Seller Receivables to the Purchaser and the Purchaser hereby agrees to purchase and acquire the Second Seller Receivables from the Second Seller.

1.5.	The Third Seller hereby agrees to sell, transfer and deliver to the Purchaser, who hereby agrees to purchase, the legal and beneficial title and all other rights, title and interests in and to the Third Seller’s Sale Shares and all rights benefits and entitlements attaching or accruing thereto, free from Encumbrances.

1.6.	The sale and purchase contemplated herein shall be made on an “as is” and “non-recourse” basis and, save for the representation and warranties expressly provided herein, the First Seller and Second Seller make no warranties to the Purchaser, particularly as to the collectability or recoverability of the Receivables.

2.	Sale Price and Method of Payment

2.1.	Subject to the terms and conditions in this Agreement and in consideration for the sale of: (i) the First Seller’s Sale Shares together with the First Seller’s Receivables shall be the First Seller’s Sale Price; (ii) the Second Seller’s Sale Shares with the Second Seller’s Receivables shall be the Second Seller’s Sale Price; and (iii) the Third Seller’s Sale Shares shall be the Third Seller’s Sale Price.

Sale and Purchase of Shares and Receivables Agreement

2.2.	The payment for the Sale Shares and Receivables shall be made through the issuance of a debt acknowledgement note issued by the Purchaser on Completion Date to the First Seller and Second Seller with the amount contemplated in Clause 2.1 above and by cash to the Third Seller.

3.	Representations and Warranties

3.1.	Each Party represents and warrants to the other Parties that:

a)	it has all requisite power and authority under its constitutional documents to enter into and perform this Agreement and all documents to be executed pursuant to this Agreement;

b)	it has the full legal right, power, authority, approvals and consents required to execute and deliver this Agreement and to perform fully its obligations under this Agreement;

c)	this Agreement and all the documents to be executed and delivered by it pursuant to this Agreement will, when executed, constitute binding obligations of it in accordance with its respective terms; and

d)	the execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated under this Agreement shall not:

i) require the approval or consent of any person;

ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under any applicable law or order of any contract to which it is a party or by or to which it is bound or subject; or

iii) violate any law or order against, or binding upon it or upon its securities, properties or business.

4.	Completion

4.1.	Completion shall take place at the Company’s registered office or at such other location as may be agreed by the Parties on the day that is 5 (five) Business Days (or such other date as the Parties may agree in writing) following the signing of this Agreement (the “Completion Date”).

4.2.	On the completion date:

a)	Each of the Sellers shall deliver to the Purchaser the original share certificates in respect of the Sale Shares.

b)	The Purchaser shall deliver to the First Seller and to the Second Seller the debt acknowledgment note with the First Seller’s Sale Price and Second Seller’s Sale Price to the First Seller and to the Second Seller, respectively.

c)	The Purchaser shall pay the Third Seller’s Sale Price to Third Seller.

Sale and Purchase of Shares and Receivables Agreement

4.3.	The Sellers, to the extent permitted by law, shall cooperate with the Purchaser in procuring that:

a)	At the Company cause its shareholder register to reflect the Purchaser as the registered holder of the Sale Shares; and

b)	The share certificates in respect of the Sale Shares in the name of the Sellers be cancelled and a new share certificate with respect to the Sale Shares in the name of the Purchaser be issued to the Purchaser.

5.	Governing Law

5.1.	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

6.	Arbitration

6.1.	Any dispute, controversy, difference or claim arising out of or relating to this contract, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The seat of arbitration shall be Hong Kong.

6.2.	The number of arbitrators shall be three. The three arbitrators shall be appointed in accordance with the procedures set out in the rules of HKIAC regarding the appointment of arbitrators.

6.3.	The arbitration proceedings shall be conducted in English.

6.4.	The arbitration award shall be final and binding upon the Parties thereto, shall not subject to any appeal, and shall deal with the question of costs of arbitration and all matters related thereto.

7.	Confidentiality

7.1.	Each Party agrees to keep confidential any information which it may receive from, or at the direction of, the Company with respect to the financial condition or business operations of the Company, except for disclosures: (a) as required by law, regulation, government authorities, legal process or stock exchange rules or regulations; or (b) to its Affiliates or their respective officers, directors, employees or professional advisers who are required to keep such information confidential, and the disclosing Party shall be responsible for any breach of confidentiality obligations by such persons.

8.	Amendments

8.1.	This Agreement may not be varied or amended except by the mutual written agreement of and signed by the Parties.

Sale and Purchase of Shares and Receivables Agreement

9.	Further Assurance

9.1.	The Sellers shall from time to time, on being required to do so by the Company, at any time on or before the Completion Date, do or procure the doing of such acts and/or execute or procure the execution of such documents as the Company may consider necessary for giving full effect to this Agreement in accordance with its terms and conditions or to comply with applicable law, and securing the Purchaser the full benefit of the rights, powers and remedies conferred upon the Purchaser under this Agreement.

10.	Non-Waiver

10.1.	No waiver by a Party of any breach or non-fulfilment by another Party of any provision of this Agreement shall be deemed to be a waiver of any subsequent or other breach of that or any other provision and no failure to exercise or delay in exercising any right or remedy under this Agreement shall constitute a waiver of any such right or remedy. No single or partial exercise of any right or remedy under this Agreement shall preclude or restrict the further exercise of any such right or remedy. The rights and remedies of each Party provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

10.2.	Nothing in this Agreement shall be deemed to confer any right to enforce any term of this Agreement on anyone not a party to this Agreement. This Agreement shall not be construed in any respect to be a contract or agreement in whole or in part for the benefit of or binding upon anyone not a party to this Agreement.

10.3.	If any provision or any portion of any provision of this Agreement shall be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not in any way be affected or impaired.

10.4.	No variation or amendment of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Parties to this Agreement.

Sale and Purchase of Shares and Receivables Agreement

11.	Notices

11.1.	All notices or other communications required or permitted to be given under this Agreement to the Company shall be in writing and unless otherwise stated may be given, in person, by post or electronic mail to the addresses or contacts set out below:

A. Indonesia Energy Corporation Limited	Attention: James Jerry Huang
Address:	Portcullis (Cayman) Ltd, The Grand Pavilion Commercial Centre, Oleander Way, 802 West Bay Road, P.O. Box 32052, Grand Cayman KY1-1208, Cayman Islands
Email:	james.huang@indo-energy.com
B. Maderic Holding Limited	Attention: Wirawan Jusuf
Address:	Room B, 17/F, Lockhart Centre, 301-307, Lockhart Road, Wanchai, Hong Kong
Email:	wirawanj@gmail.com
C. HFO Investment Group Limited	Attention: Huang Wan-Yu
Address:	Sea Meadow House, Blackburne Highway (P.O. Box 116), Road Town, Tortola, British Virgin Islands
Email:	wanzi@hfi.international
D. Opera Cove International Limited	Attention: Almira Nidvartha
Address:	Offshore Incorporations Centre (P.O. Box 957), Road Town, Tortola, British Virgin Islands
Email:	almirasuharno@gmail.com
E. WJ Energy Grouip Limited	Attention: James Jerry Huang
Address:	Room B, 17/F, Lockhart Centre, 301-307, Lockhart Road, Wanchai, Hong Kong
Email:	james.huang@wj.energy

or to such other address or electronic mail address as the respective Party may designate by written notice.

11.2.	All notices or other communications required or permitted to be given under this Agreement to the Parties shall be sent to the Parties address and contact details provided by the Parties.

11.3.	Any such notice or communication shall be deemed duly given in the case of personal delivery and courier service, at the time of delivery, in the case of registered mail, three Business Days after being deposited in the post, postage prepaid, in a correctly addressed envelope, if by electronic mail, when received in legible form, provided that if such day is not a Business Day or such time not a normal business hour then delivery shall be deemed to have occurred on the following Business Day.

12.	Expenses

12.1.	The Company shall bear the costs and expenses of and incidental to the negotiation, preparation and execution of this Agreement.

Sale and Purchase of Shares and Receivables Agreement

13.	Miscellaneous

13.1.	The table of contents and the headings in this Agreement are for convenience of reference only and shall not affect the construction of any provisions hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

(Remainder of Page Intentionally Left Blank)

 Sale and Purchase of Shares and Receivables Agreement

SIGNATURE PAGE

In Witness Whereof, the Parties hereto have executed, acknowledged and agreed to the Sale And Purchase Of Shares And Receivables Agreement:

Indonesia Energy Corporation Limited	Maderic Holding Limited

name:	name:

Director	Director

HFO Investment Group Limited	Opera Cove International Limited

Name:	Name:

Director	Director

WJ Energy Group Limited

Name:

Director

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